Filed Pursuant to Rule 424(b)(3)

File No. 333-200652

Prospectus

Industrial Services of America, Inc.

1,714,286 Shares

Common Stock

The selling shareholder named in this prospectus may use this prospectus to offer and sell, from time to time, up to 1,714,286 shares of our common stock. Of the 1,714,286 shares of our common stock covered by this prospectus, 857,143 shares are currently outstanding and 857,143 shares are issuable upon the exercise of outstanding warrants. We will not receive any of the proceeds from the sale of our common stock by the selling shareholder. This prospectus does not cover the issuance of any shares of common stock by us to the selling shareholder.

Except for underwriting discounts and selling commissions, which may be paid by the selling shareholder, we have agreed to pay the expenses incurred in connection with the registration of the common stock covered by this prospectus.

The selling shareholder may sell the common stock from time to time at market prices prevailing at the time of sale, prices related to prevailing market prices or privately negotiated prices. The selling shareholder may sell the common stock to or through underwriters, brokers or dealers or directly to purchasers. Underwriters, brokers or dealers may receive discounts, commissions or concessions from the selling shareholder, purchasers in connection with sales of the common stock, or both. Additional information relating to the distribution of the common stock by the selling shareholder can be found in this prospectus under the heading “Plan of Distribution.” If underwriters or dealers are involved in the sale of any securities offered by this prospectus, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in a supplement to this prospectus.

Our common stock is quoted on the Nasdaq Capital Market under the trading symbol “IDSA.” On December 12, 2014, the closing price of our common stock on the Nasdaq Capital Market was $3.85 per share.

Investing in our common stock involves risks. You should carefully consider the “Risk Factors” referred to on page 6 of this prospectus, in any applicable prospectus supplement and the documents incorporated or deemed incorporated by reference in this prospectus before investing in our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 15, 2014.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized any person to provide you with different information. This prospectus is not an offer to sell, nor is it an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling shareholder referred to in this prospectus may offer and sell from time to time up to 1,714,286 shares of our common stock.

Information about the selling shareholder may change over time. Any changed information given to us by the selling shareholder will be set forth in a prospectus supplement if and when necessary. Further, in some cases, the selling shareholder will also be required to provide a prospectus supplement containing specific information about the terms on which it is offering and selling shares of our common stock. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement.

You should assume that the information appearing in this prospectus and in any prospectus supplement is only accurate as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, properties, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, all references in this prospectus to the “Company,” “we,” “our” and “us” refer to Industrial Services of America, Inc. and its subsidiaries on a consolidated basis.

SUMMARY

This summary highlights information about this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus, especially the risks of investing in our common stock discussed under “Risk Factors” in this prospectus, any accompanying prospectus supplement and the documents incorporated herein by reference before making an investment decision.

Industrial Services of America, Inc.

Industrial Services of America, Inc. (herein the “Company,” “we,” “us,” “our,” or other similar terms), is a Louisville, Kentucky-based recycler of ferrous and non-ferrous scrap and provider of waste services. Although we have two principal business segments, recycling and waste services, we are primarily focusing our attention now and in the future towards our recycling business. The recycling segment collects, purchases, processes and sells ferrous and non-ferrous scrap metal to steel mini-mills, integrated steel makers, foundries and refineries.  We purchase ferrous and nonferrous scrap metal primarily from industrial and commercial generators of steel, iron, aluminum, copper, brass, stainless steel and other metals as well as from scrap dealers and retail customers who deliver these materials directly to our facilities. We process ferrous scrap metal through our shredding, sorting, cutting, and baling operations. Our non-ferrous scrap recycling operations consist primarily of collecting, sorting and processing various grades of copper, aluminum and brass. Our used automobile yard primarily purchases automobiles so that retail customers can locate and remove used parts for purchase.

The waste services segment provides waste management services including contract negotiations with service providers, centralized billing, invoice auditing and centralized dispatching. Waste services also rents, leases, sells, and services waste handling and recycling equipment, such as trash compactors and balers to end-user customers.

Although our focus is on the recycling industry, our goal is to remain dedicated to the waste services industry as well, while sustaining steady growth at an acceptable profit, adding to our net worth, and providing positive returns for our shareholders.  We intend to increase efficiencies and productivity in our core business while remaining alert for possible acquisitions, strategic partnerships, mergers, and joint-ventures that would enhance our profitability.

Our principal executive office is located at 7100 Grade Lane, P.O. Box 32428, Louisville, Kentucky 40232. Our telephone number is (502) 368-1661. Our website address is www.isa-inc.com. Except for any documents that are incorporated by reference into this prospectus that may be accessed from our website, the information available on or through our website is not part of this prospectus.

The Offering

Common stock offered by the selling shareholder	1,714,286 shares

Selling shareholder	All of the shares of common stock in this offering are being offered by the selling shareholder named herein. See “Selling Shareholder” for more information on the selling shareholder.

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock in this offering.

Plan of distribution

The selling shareholder named in this prospectus may offer or sell the common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholder may resell the shares of common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions, or commissions. For additional information on the methods of sale that may be used by the selling shareholder, see “Plan of Distribution.”

Nasdaq Capital Market symbol	IDSA

RISK FACTORS

An investment in our common stock involves risks. Investors should carefully consider the specific risks listed below together with all other information contained or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other documents incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in the applicable prospectus supplement.

Any of these risks and uncertainties could materially and adversely affect our business, results of operations and financial condition. The trading price of our common stock could decline due to the occurrence of any of these risks and uncertainties, and investors could lose all or part of their investment. In assessing these risks and uncertainties, investors should also refer to the information contained or incorporated by reference in our other filings with the SEC.

Risks Related to Our Common Stock

The price of our common stock may be volatile.

In recent periods, there has been volatility in the market price of our common stock. In addition, the market price of our common stock could fluctuate substantially in the future in response to a number of factors, including the following:

•                  price and volume fluctuations in the overall market from time to time;

•                  significant volatility in the market price and trading volume of companies generally or recycling and waste services companies;

•                  actual or anticipated variations in the earnings or operating results of our company or our competitors;

•                  actual or anticipated changes in financial estimates by us or by any securities analyst who might cover our stock or the stock of other companies in our industry;

•                  market conditions or trends in our industry and the economy as a whole;

•                  announcements by us or our competitors of significant acquisitions, strategic partnerships or divestitures and our ability to complete any such transaction;

•                  announcements of investigations or regulatory scrutiny of our operations or lawsuits filed against us;

•                  capital commitments;

•                  changes in accounting principles;

•                  additions or departures of key personnel; and

•                  sales of our common stock, including the offering contemplated by this prospectus, or sales by our directors and officers.

Our issuance of preferred stock could adversely affect holders of common stock.

Our board of directors is authorized to issue series of preferred stock without any action on the part of our holders of common stock. Our board of directors also has the power, without shareholder approval, to set the terms of any such series of preferred stock that may be issued, including voting rights, dividend rights, preferences over our common stock with respect to dividends if we liquidate, dissolve or wind up our business and other terms. If we issue preferred stock in the future that has preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the price of our common stock could be adversely affected.

We may not pay cash dividends on our common stock.

We have not paid any cash dividends on our capital stock within the past three years and currently anticipate that we will retain any future earnings for the development, operation and expansion of our business. The declaration and payment of dividends is at the discretion of our board of directors.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus are “forward-looking statements” and are prospective. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend,” “understand,” or similar expressions and the negative of such words and expressions, although not all forward-looking statements contain such words or expressions.

Forward-looking statements are only predictions and are not guarantees of performance. These statements generally relate to our plans, objectives and expectations for future operations and are based on management’s current beliefs and assumptions, which in turn are based on its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate under the circumstances. Although we believe that the plans, objectives and expectations reflected in or suggested by the forward-looking statements are reasonable, there can be no assurance that actual results will not differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements also involve risks and uncertainties. Many of these risks and uncertainties are beyond our ability to control or predict and could cause results to differ materially from the results discussed in such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following:

•                                          changes in prices, demand, including foreign demand, regulation, economic slowdowns or increased competition in the metal recycling business resulting in a reduction of our revenue and consequent decrease in our common stock price;

•                                          increases or volatility in the price of fuel used to operate our shredder, fleet of cranes and heavy equipment;

•                                          general economic conditions, whether internationally, nationally or in the regional and local market areas in which we do business;

•                                          volatility in market prices of our scrap metal recycling inventory;

•                                          increases in materials and other costs;

•                                          environmental or other governmental statutes and regulations, including laws and regulations addressing materials used in the processing of our products;

•                                          management’s ability to execute our plans to meet our goals;

•                                          our ability to retain key members of our management team;

•                                          weather conditions;

•                                          our ability to find and retain highly skilled personnel;

•                                          our exposure to credit risk and the risks of nonpayment and nonperformance by our customers;

•                                          loss of significant customers;

•                                          competition in the metal recycling business; and

•                                          the other factors discussed under Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and may be identified in our Quarterly Reports on Form 10-Q and our other filings with the SEC and/or press releases from time to time.

Forward-looking statements speak only as of the date hereof. All such forward-looking statements and any subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section and any other cautionary statements that may accompany such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock by the selling shareholder under this prospectus. The proceeds from the resale of the shares of common stock under this prospectus are solely for the account of the selling shareholder. We will only receive proceeds related to this offering if we issue shares of our common stock to the selling shareholder upon the exercise of warrants. If all of the warrants are exercised, we will receive up to approximately $4,285,715 from the exercise of the warrants. Any proceeds we receive from the exercise of warrants will be used for general corporate purposes.

However, there is no assurance that any of the warrants will ever be exercised for cash, if at all. The warrants also contain a “cashless exercise” provision. If the warrants are exercisable and there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock issuable upon exercise of the warrant, then a warrant may also be exercised at such time by means of a “cashless exercise” by which a warrant holder may elect to exercise the warrants without paying cash. If the warrants are exercised on a cashless basis, we would not receive any cash payment from the selling shareholder upon any exercise of the warrants.

SELLING SHAREHOLDER

We have agreed with the selling shareholder named below to register for resale certain shares of our common stock owned by the selling shareholder. We will pay the expenses associated with preparing and filing this registration statement; however, the selling shareholder will pay any legal fees, expenses, commissions or other expenses relating to the sale of its common stock.

Of the 1,714,286 shares of our common stock covered by this prospectus, 857,143 shares are currently outstanding and 857,143 shares are issuable upon the exercise of outstanding warrants.

The shares of common stock being offered hereby are being registered to permit public secondary trading. The selling shareholder may offer all or part of its shares of common stock for resale from time to time. However, the selling shareholder is under no obligation to sell all or any portion of the shares, nor is the selling shareholder obligated to sell any shares immediately under this prospectus.

The following table sets forth the name of the selling shareholder, the number of shares of common stock beneficially owned by it as of December 12, 2014, the number of shares being offered by it, the number of shares the selling shareholder will beneficially own if the selling shareholder sells all of the shares being registered and the selling shareholder’s percentage ownership of our total outstanding shares of common stock if all the shares in the offering are sold. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of common stock beneficially owned after the offering is based on 7,956,410 shares of our common stock outstanding as of December 12, 2014. As used in this prospectus, “selling shareholder” includes the successors-in-interest, donees, pledgees, transferees or others who may later hold the selling shareholder’s interests.

All information with respect to share ownership has been furnished by or on behalf of the selling shareholder and is as of December 12, 2014. We believe, based on information supplied by the selling shareholder and subject to community property laws where applicable, that except as may otherwise be indicated in the footnotes to the table below, the selling shareholder has sole voting and dispositive power with respect to the shares of common stock reported as beneficially owned by it. Because the selling shareholder may sell all, part or none of its shares, no estimates can be given as to the number of shares that will be held by the selling shareholder upon termination of any offering made hereby. For purposes of the table below, however, we have assumed that after termination of this offering, none of the shares offered by this prospectus will be held by the selling shareholder.

Except as discussed below or in the footnotes to the table below, the selling shareholder has not had any position with, held any office of, or had any other material relationship with us during the past three years.

Material Relationships

•                                          On June 13, 2014, we entered into a Director Designation Agreement with the selling shareholder which gives the selling shareholder the right to designate directors of the Board. The number of directors the selling shareholder may appoint is determined by multiplying the total number of Board seats by the selling shareholder’s ownership percentage and rounding that product up to the next whole number.  To calculate the selling shareholder’s ownership percentage for purposes of determining the number of directors the selling shareholder may appoint, the number of shares then held of record by the selling shareholder is divided by the total number of our shares that are then issued and outstanding. For example, if the number of Board seats is seven (7) and the selling shareholder’s ownership percentage is sixteen percent (16%), the selling shareholder would be entitled to designate two (2) directors (.16 x 7 = 1.12/rounded up to 2).  If the total number of Board seats is nine or less, the maximum number of directors the selling shareholder is entitled to designate is two (2). As of December 12, 2014, the selling shareholder had the right to designate one (1) director.

•                                          On June 13, 2014, we entered into a Securities Purchase Agreement with the selling shareholder. Under the terms of the Securities Purchase Agreement, we issued 857,143 shares of our common stock to the selling shareholder for an aggregate purchase price of

$3,000,000.50. We also issued a five-year warrant to purchase 857,143 additional shares of our common stock to the selling shareholder for an exercise price of $5.00 per share. The warrants are exercisable on December 13, 2014 and expire on June 13, 2019. If the warrants are exercisable and there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock issuable upon exercise of the warrant, then the warrant may also be exercised at such time by means of a “cashless exercise,” determined according to the terms of the warrant. The Securities Purchase Agreement provides the selling shareholder with preemptive rights and a right of first refusal with respect to any of our future securities offerings.

•                                          On June 13, 2014, we entered into a Registration Rights Agreement with the selling shareholder. Under the Registration Rights Agreement, we agreed to (a) prepare and file this registration statement no later than December 12, 2014 and (b) cause this registration statement to be declared effective by the Securities and Exchange Commission no later than February 1, 2015 for (i) resales of the common stock issued to the selling shareholder under the Securities Purchase Agreement, and (ii) resales of any shares of common stock issuable upon exercise of the warrant.

•                                          During the nine month period ended September 30, 2014, we sold scrap material in the amount of $1.3 million to MetalX, LLC. As of September 30, 2014, we had $294.3 thousand in accounts receivable from MetalX, LLC. Daniel M. Rifkin, sole manager of the selling shareholder, is founder and CEO of MetalX, LLC.

Name of Selling Shareholder	Number of Shares Owned Before the Offering (1)	Number of Shares Being Offered	Number of Shares Owned After the Offering (2)	Percentage of Shares Owned After the Offering

Recycling Capital Partners, LLC (3)	1,714,286	1,714,286	0	0

(1)                                 Includes 857,143 shares of common stock issuable upon exercise of a warrant to purchase shares of common stock of Industrial Services of America, Inc., dated June 13, 2014, with an exercise price of $5.00 per share, subject to certain customary adjustments, exercisable on December 13, 2014 and expiring on June 13, 2019.

(2)                                 Represents the number of shares of common stock that will be beneficially owned by the selling shareholder after completion of this offering based on the assumptions that (i) all of the shares of common stock registered for resale by the registration statement of which this prospectus is part will be sold and (ii) no other shares of common stock will be acquired or sold by the selling shareholder before completion of this offering. However, the selling shareholder may sell all, part or none of its shares of common stock offered pursuant to this prospectus and may sell some or all of its common stock pursuant to one or more exemptions from the registration provisions of the Securities Act.

(3)                                 Daniel M. Rifkin serves as sole manager of the selling shareholder and has sole investment and voting discretion with respect to the securities owned by the selling shareholder.

DESCRIPTION OF CAPITAL STOCK

The following summarizes the material terms of our capital stock. This summary does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation and by-laws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of the Florida Business Corporation Act (the “Florida Act”).

Common Stock

Our articles of incorporation authorize us to issue 20,000,000 shares of common stock, par value $0.0033 per share. As of December 12, 2014, 7,956,410 shares of our common stock were issued and outstanding. Our common stock is quoted on the Nasdaq Capital Market under the symbol “IDSA.”

Holders of common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of our shareholders. Holders of our common stock are not entitled to cumulative voting rights. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive ratably any dividends out of assets legally available as our board of directors may from time to time determine. Upon liquidation, dissolution or winding up of our Company, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

Our articles of incorporation permit our board of directors to issue up to 200,000 shares of non-voting preferred stock, par value $10.00 per share, and to fix or alter the designations, preferences, and relative, participating, optional, or other special rights and qualifications, limitations, or restrictions of such preferred shares, including, without limitation of the generality of the foregoing, dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices and liquidation preferences of any wholly unissued series of preferred shares, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of that series, but not below the number of shares of such series then outstanding.  The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock, and may have the effect of delaying, deferring or preventing a change of control of us without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. Preferred stock could have preferences over common stock with respect to liquidation rights or dividends. None of our preferred stock is currently outstanding.

Warrants

On June 13, 2014, we entered into a Securities Purchase Agreement and Registration Rights Agreement with Recycling Capital Partners, LLC. We also issued warrants to purchase 857,143 additional shares of our Common Stock to the selling shareholder for an exercise price of $5.00 per share. For a description of the agreements, see “Selling Shareholder — Material Relationships.” This description is qualified by reference to the Securities Purchase Agreement, Registration Rights Agreement, and Common Stock Purchase Warrant which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference herein.

Florida Anti-Takeover Provisions

Certain provisions of the Florida Act could make our acquisition by a third party or a similar change of control more difficult. The “control share” provision and the “affiliated transaction” provision are anti-takeover provisions under Florida law that apply to public corporations organized under Florida law, unless the corporation has elected to opt out of those provisions in its articles of incorporation or by-laws. We have elected to opt out of the “affiliated transaction” provision, but have not elected to opt out of the “control share” provision, although such provision may not be applicable to us or to a specific transaction if certain conditions are not met. The Florida Act contains a “control share” provision that, when applicable, generally prohibits the voting of shares in a publicly-held Florida corporation that are acquired in a “control share acquisition” unless the holders of a majority of the corporation’s voting shares (exclusive of shares held by officers of the corporation, inside directors, or the acquiring party) approve the granting of voting rights as to the shares acquired in the control share acquisition. A “control share acquisition” is defined as an acquisition that immediately thereafter entitles the acquiring party to vote in the election of directors within each of the following ranges of voting power: (i) one-fifth or more but less than one-third of such voting power, (ii) one-third or more but less than a majority of such voting power, and (iii) a majority or more of such voting power. However, the acquisition of a publicly-held Florida corporation’s shares is not deemed to be a control-share acquisition if it is either (i) approved by such corporation’s board of directors, or (ii) made pursuant to a merger agreement to which such Florida corporation is a party.

Director and Officer Indemnity

The Florida Act and our by-laws permit us to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the Company), by reason of the fact that such person is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, the Florida Act and our by-laws permit us to indemnify any person, who was or is a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that a director, officer, employee, or agent of the Company has been successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue, or matter therein, the Florida Act and our by-laws provide that such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

The Florida Act and our by-laws permit us to pay expenses incurred by a director or officer in any suit in advance of the final disposition of such suit upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company. The Florida Act and our by-laws prohibit indemnification or advancement of expenses if a final adjudication establishes that the actions of a director or officer constitute (i) a violation of criminal law, unless the person had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (ii) a transaction from which such person derived an improper personal benefit, (iii) willful misconduct or conscious disregard for the best interests of the Company in the case of a suit by the Company or in a derivative suit by a shareholder or in a suit by or in the right of a shareholder, or (iv) in the case of a director, a circumstance under which a director would be liable for improper distributions under Section 607.0834 of the Florida Act.

In accordance with our articles of incorporation, we shall indemnify any person who may have served at our request as a director or officer of another corporation in which we own shares of capital stock or of which we are a creditor against expenses actually and necessarily incurred by the person in connection with the defense of any action, suit or proceeding in which the person is made a party, except in relation to matters as to which any person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.  This right of indemnification shall under no circumstances extend to or include indemnification for liabilities arising under the Securities Act.

A Florida corporation also is authorized to purchase and maintain liability insurance for its directors, officers, employees and agents.

The Company maintains directors’ and officers’ liability insurance covering its directors and officers against expenses and liabilities arising from certain actions to which they may become subject by reason of having served in such role, including insurance for claims against these persons brought under securities laws. Such insurance is subject to the coverage amounts, exceptions, deductibles and other conditions set forth in the policy. There is no assurance that the Company will maintain liability insurance for its directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Registrar and Transfer Agent

The registrar and transfer agent for our common stock is Registrar and Transfer Company (or its successor, Computershare Trust Company, N.A.). The registrar and transfer agent’s address is 10 Commerce Drive, Cranford, New Jersey  07016.

PLAN OF DISTRIBUTION

As used in this prospectus, “selling shareholder” includes the successors-in-interest, donees, pledgees, transferees or others who may later hold the selling shareholder’s interests. In all cases, the selling shareholder will act independently of us in making decisions with respect to the timing, manner, size and price of each sale.

Each selling shareholder may, from time to time, sell, transfer, or otherwise dispose of any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are listed or quoted at the time of sale or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or negotiated prices. A selling shareholder may use any one or more of the following methods when selling shares:

•                                          on any national securities exchange or quotation service on which our common stock may be listed at the time of sale, in the case of sales of our common stock;

•                                          in transactions other than on such exchanges;

•                                          ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                                          block trades (which may involve crosses) in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                                          purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                                          an exchange distribution in accordance with the rules of the applicable exchange;

•                                          privately negotiated transactions;

•                                          settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•                                          broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•                                          through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•                                          through underwriters or dealers;

•                                          through agents;

•                                          directly to purchasers, including institutional investors;

•                                          a combination of any such methods of sale; or

•                                          any other method permitted pursuant to applicable law.

Sales Through Broker-Dealers

Broker-dealers engaged by the selling shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of shares of common stock, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholder may also sell shares of common stock short after the effective date of the registration statement of which this prospectus is a part and deliver shares of common stock registered hereby to close out its short positions and to return borrowed shares in connection with such short sales, or loan or pledge the shares of common stock to broker-dealers that in turn may sell these securities. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock. In no event shall any broker-dealer receive fees, commission, and markups which, in the aggregate, would exceed eight percent (8%).

General Information

The selling shareholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of such stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from the sale of securities by selling shareholders.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

We have advised the selling shareholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholder and its affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholder against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling shareholder to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of common stock.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

The shares of common stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of common stock may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of common stock by the selling shareholder or any other person.

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus has been passed upon for us by Frost Brown Todd LLC.

EXPERTS

The audited consolidated financial statements of Industrial Services of America, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013, have been so incorporated in reliance on the report of Mountjoy Chilton Medley LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information we have filed with them, which means that we can disclose important information to you by referring you to documents we have filed with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, excluding any disclosures therein that are furnished and not filed:

•                                          Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on March 31, 2014, as amended by Amendment No. 1 on Form 10-K/A filed on April 30, 2014;

•                                          Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013, filed on January 10, 2014;

•                                          Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014, filed on May 14, 2014;

•                                          Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014, filed on August 14, 2014;

•                                          Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014, filed on November 10, 2014;

•                                          Current Report on Form 8-K dated February 21, 2014, and filed on February 24, 2014;

•                                          Current Report on Form 8-K dated June 11, 2014, and filed on June 17, 2014, as amended on Form 8-K/A filed on August 12, 2014;

•                                          Current Report on Form 8-K dated June 13, 2014, and filed on June 19, 2014;

•                                          Current Report on Form 8-K dated October 15, 2014, and filed on October 17, 2014;

•                                          Definitive Proxy Statement on Schedule 14A filed on August 27, 2014; and

•                                          The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on July 8, 1996.

In addition, all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of the registration statement related to this prospectus and prior to the termination of the offering of the securities described in this prospectus, shall be deemed to be incorporated by reference herein and to be part of this prospectus from the respective dates of filing such documents. Information contained in this prospectus modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

We will provide, upon written or oral request, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of these filings (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in any such documents) at no cost. Any person requesting such information can contact us at the address and telephone phone number indicated below:

Industrial Services of America, Inc.

7100 Grade Lane, P.O. Box 32428

Louisville, Kentucky 40232

Attention: Chief Executive Officer

Telephone (502) 368-1661

Our incorporated reports and other documents may be accessed at our website address: www.isa-inc.com or by contacting the SEC as described below in “Where You Can Find More Information.”

The information contained on our website does not constitute a part of this prospectus, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our website.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read these SEC filings, and this registration statement, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Room at the address above. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC’s Public Reference Room.